LOGO


                        INVESCO SPECIALTY FUNDS, INC.-
                          INVESCO S&P 500 INDEX FUND

                               October 19, 1998

Dear INVESCO S&P 500 Index Fund Shareholder:

        Enclosed is a Proxy Statement for the November 20, 1998 special meeting of shareholders of INVESCO Specialty Funds, Inc. - INVESCO S&P 500 Index Fund (the "Fund").

        On July 2, 1998, Comerica Incorporated, a publicly-held bank holding company, increased its ownership interest from 44% to 85% in Munder Capital Management, the parent of the Fund's Sub-Adviser, World Asset Management (the "Transaction").

        As explained more fully in the attached Proxy Statement, at the time of the Transaction, the Fund's prior sub-advisory agreement terminated automatically, as a matter of law. Fund shareholders must vote on a new sub-advisory agreement. Accordingly, to provide continuity of advisory services to the Fund, the Board of Directors of INVESCO Specialty Funds, Inc. is asking shareholders of the Fund to approve the following Proposal:

        Shareholders of the Fund will be asked to approve a new sub-advisory agreement for the Fund, with the same parties on terms substantially identical to the prior sub-advisory agreement.

        What is most important to you as a shareholder of the Fund is that approval of the proposal listed above will in no way increase the sub-advisory fees or expenses of the Fund or change the level, nature or quality of services you receive. The proposal has been approved by the Board of Directors of the Company, which recommends that shareholders approve it as well.

        The Board of Directors believes that the proposal is in the best interests of the shareholders. Therefore, we ask that you read the enclosed materials and vote promptly. Should you have any questions, please feel free to call our client services representatives at 1-800-525-8085. They will be happy to answer any questions that you might have.

        Your vote is important. The matter we are submitting for your consideration is significant to the Fund and to you as a shareholder. If we do not receive sufficient votes to approve the proposal, we may have to send additional mailings or conduct telephone canvassing.

Therefore, please take the time to read the Proxy Statement and cast your vote on the enclosed proxy card, and return it in the enclosed pre-addressed, postage-paid envelope.

Sincerely,

/s/ Mark H. Williamson

Mark H. Williamson
President

INVESCO Specialty Funds, Inc.
        INVESCO S&P 500 Index Fund

LOGO

                       INVESCO SPECIALTY FUNDS, INC. -
                          INVESCO S&P 500 INDEX FUND

                             7800 E. Union Avenue
                            Denver, Colorado 80237
                          Telephone: (800) 525-8085

                  NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                              November 20, 1998

To the Shareholders of the INVESCO S&P 500 Index Fund:

               NOTICE IS HEREBY GIVEN that a Special Meeting of shareholders of the INVESCO S&P 500 Index Fund (the "Fund"), a series of INVESCO Specialty Funds, Inc. (the "Company") will be held at the offices of the Company at 7800 E. Union Avenue, Denver, Colorado 80237, on November 20, 1998 at 10:00 a.m. (Mountain Time) for the following purposes:

        1. To approve or disapprove a new sub-advisory agreement between INVESCO Fund Group, Inc. ("IFG"), on behalf of the Fund, and World Asset Management ("World") on substantially the same terms as the prior sub-advisory agreement for the Fund.

        2. To transact such other business as may properly come before the Special Meeting.

               The proposal is not expected to result in any change in the way the Fund is managed, or in the sub-advisory fees or services you receive as a shareholder.

               A complete list of shareholders of the Fund entitled to vote at the Meeting will be available and open to the examination of any shareholder of the Fund for any purpose germane to the Meeting during ordinary business hours after October 1, 1998, at the offices of the Fund, 7800 East Union Avenue, Denver, Colorado 80237.

               You are cordially invited to attend the Meeting. Shareholders who do not expect to attend the Meeting in person are requested to complete, date and sign the enclosed form of proxy and return it promptly in the enclosed envelope that requires no postage if mailed in the United States. The enclosed proxy is being solicited on behalf of the Board of Directors of the Company.

                                  IMPORTANT

               Please mark, sign, date and return the enclosed proxy in the accompanying envelope as soon as possible in order to ensure a full representation at the Meeting.

               The Meeting will have to be adjourned without conducting any business if less than a majority of the eligible shares is represented, and the Fund will have to continue to solicit votes until a quorum is obtained. The Meeting also may be adjourned, if necessary, to continue to solicit votes if less than the required shareholder vote has been obtained to approve the proposal.

               Your vote, then, could be critical in allowing the Fund to hold the Meeting as scheduled. By marking, signing, and promptly returning the enclosed proxy, you may eliminate the need for additional solicitation. Your cooperation is appreciated.

               The Board of Directors has fixed the close of business on September 30, 1998 as the Record Date for determination of shareholders entitled to notice of, and to vote at, the meeting.

               EACH SHAREHOLDER WHO DOES NOT EXPECT TO ATTEND THE MEETING IN PERSON IS REQUESTED TO DATE, FILL IN, SIGN AND RETURN PROMPTLY THE ENCLOSED FORM OF PROXY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

                                            By Order of the Board of Directors

                                            /s/ Glen A. Payne

                                            Glen A. Payne, Secretary

Denver, Colorado
October 19, 1998

                       INVESCO SPECIALTY FUNDS, INC. -
                          INVESCO S&P 500 INDEX FUND

                             7800 E. Union Avenue
                            Denver, Colorado 80237
                          Telephone: (800) 525-8085

                               PROXY STATEMENT

                     FOR SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD NOVEMBER 20, 1998

               This Proxy Statement and Notice of Special Meeting of Shareholders with accompanying form of proxy are being mailed to shareholders of the INVESCO S&P 500 Index Fund (the "Fund") on or about October 19, 1998. They are being furnished in connection with the solicitation of proxies by the Directors of INVESCO Specialty Funds, Inc. (the "Company") for use at the Special Meeting of Shareholders of the Fund on November 20, 1998, or any adjournment thereof (the "Meeting"), for the purposes set forth in the accompanying notice of meeting.

               The Board of Directors (the "Directors") is recommending that shareholders consider the following proposals:

Proposal

1. To consider and vote on approval or disapproval of a new sub-advisory agreement between INVESCO Fund Group, Inc. ("IFG"), on behalf of the Fund, and World Asset Management ("World") on substantially the same terms as the prior Sub-Advisory Agreement.

2. To transact such other business as may properly come before the Meeting

               The annual report for the Company for the year ended July 31, 1998, including audited financial statements, has previously been sent to shareholders and is available upon request without charge by calling the toll-free number referenced above.

               If the accompanying form of proxy is executed properly and returned, shares represented by it will be voted at the Meeting in accordance with the instructions on the proxy. However, if no instructions are specified, shares will be voted FOR the proposal.

               Shares held by shareholders present in person or represented by proxy at the Meeting will be counted both for the purpose of determining the presence of a quorum and for calculating the votes cast on the issues before the Meeting. An abstention by a shareholder, either by proxy or by vote in person at the Meeting, has the same effect as a negative vote. Shares held by a broker or other fiduciary as record owner for the account of the beneficial owner are counted toward the required quorum if the beneficial owner has executed and timely delivered the necessary instructions for the broker to vote the shares or if the broker has and exercises discretionary voting power. When the broker or fiduciary does not receive instructions from the beneficial owner and does not have discretionary voting power as to one or more issues before the Meeting, but grants a proxy for or votes such shares, they will be counted toward the required quorum but will have the effect of a negative vote on any proposals on which it does not vote.

               In order to reduce the costs of preparing, printing and mailing the proxy materials, the notices to shareholders having more than one account in the Fund listed under the same social security number at a single address have been combined. The proxy cards have been coded so that each shareholder's votes will be counted for all such accounts.

               Execution of the enclosed proxy card will not affect a shareholder's right to attend the Meeting and vote in person, and a shareholder giving a proxy has the power to revoke it (by written notice to the Fund at P.O. Box 173706, Denver, Colorado 80217-3706, execution of a subsequent proxy card, or oral revocation at the Meeting) at any time before it is executed.

               The close of business on September 30, 1998 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the Meeting. The following shares of each class of the Fund, $.01 par value, were outstanding as of the close of business on the Record
Date:

                      Class I:                 261,783.74
                      Class II:              1,595,641.08

                                 INTRODUCTION

               The Company is a Maryland corporation and is not required to hold annual meetings of shareholders. The Directors have called this Meeting to permit shareholders of the Fund to vote on a new sub-advisory agreement, which will continue in effect upon the approval by shareholders of the agreement. The prior sub-advisory agreement terminated upon the completion of the transaction between Comerica, Inc. ("Comerica") and Mr. Lee P. Munder, Chairman of World's general partner, Munder Capital Management ("MCM"), as more fully described below.

          I. APPROVAL OR DISAPPROVAL OF A NEW SUB-ADVISORY AGREEMENT

               World Asset Management ("World" or the "Sub-Adviser") currently serves as sub-adviser to the Fund pursuant to a sub-advisory agreement between World and INVESCO Fund Group, Inc. ("IFG"), the Fund's investment adviser, on behalf of the Fund, dated July 2, 1998. World is a general partnership wholly owned by MCM, a Delaware general partnership organized in December 1994 which engages in investment management and advisory services. Prior to July 2, 1998, the general partnership interest in MCM was owned by Old MCM, Inc. (44%), WAM Holdings, Inc. (44%) and Munder Group L.L.C. (12%). WAM Holdings, Inc. is wholly-owned by Comerica Incorporated. Mr. Lee P. Munder, Chairman of MCM, owned 83% of Old MCM, Inc. (representing a 36% indirect interest in MCM) and 68% of Munder Group

L.L.C. (representing an 8% indirect interest in MCM). Mr. Munder, through his ownership interest in Old MCM, Inc. and Munder Group L.L.C., owned or controlled approximately 44% of MCM. Employees of MCM owned the remaining 12% of MCM.

               On July 2, 1998, WAM Holdings II, Inc., a wholly-owned subsidiary of Comerica Incorporated, purchased 85% of Old MCM, Inc.'s interest in MCM (representing a 37.4% interest in MCM) and 85% of Mr. Munder's interest in Munder Group L.L.C. (representing a 6.9% interest in
MCM) (the "Transaction"). As a result, Comerica Incorporated owns or controls approximately 88% of the partnership interests in MCM, World's general partner. As required by the Investment Company Act of 1940 (the "1940 Act"), the prior sub-advisory agreement for the Fund provided for its automatic termination in the event of an "assignment," as defined in the 1940 Act, and consummation of the Transaction may have constituted an assignment (as defined in the 1940 Act) of the prior sub-advisory agreement between World and IFG (the "Prior Sub-Advisory Agreement"). IFG proposed to the Directors that IFG enter into a new sub-advisory agreement on behalf of the Fund with the Sub-Adviser to take effect upon the closing of the Transaction.

               At a meeting held on May 13, 1998, the Directors met to consider the Transaction and its anticipated effect on World and sub-advisory arrangements for the Fund. The Directors, including the Directors who are not parties to the Prior Sub-Advisory Agreement or the New Sub-Advisory Agreement (as defined below) or interested persons (as defined in the 1940 Act) of any such party (the "Independent Directors"), unanimously approved, subject to the required shareholder approval described herein, a proposed new sub-advisory agreement (the "New Sub-Advisory Agreement") with World, on behalf of the Fund, and recommended approval of the New Sub-Advisory Agreement by the Fund's shareholders. A form of the New Sub-Advisory Agreement is attached as Exhibit A.

               World and IFG have represented to the Directors that the Transaction would not result in any material change to advisory services provided to the Fund; that, subject to approval of the New Sub-Advisory Agreement by shareholders, the Transaction was not expected materially to affect the level or quality of advisory services provided to the Fund; and, that the same personnel who currently render such services to the Fund will continue to do so after the Transaction.

1940 Act Considerations

               Section 15(a) of the 1940 Act prohibits any person from serving as an investment adviser to a registered investment company except pursuant to a written contract that has been approved by the shareholders of the company. Section 15(a) also provides, as did the Prior Sub-Advisory Agreement pursuant to Section 15(a), for the automatic termination of such agreements upon their assignment. An assignment is deemed to include any change of control of the investment adviser or sub-adviser. In order for World to continue to provide investment advisory services to the Fund, therefore, the shareholders of the Fund must approve the Fund's New Sub-Advisory Agreement.

               Due to insufficient time to obtain consent of the Fund's shareholders prior to the closing of the Transaction, the Company, the Investment Adviser and the Sub-Adviser have obtained an order from the Securities and Exchange Commission exempting them from compliance with
Section 15(a) of the 1940 Act pending approval of the New Sub-Advisory Agreement by the Fund's shareholders. The order permitted the New Sub-Advisory Agreement to go into effect without shareholder approval and allows the Sub-Adviser to collect fees from the Investment Adviser with respect to the Fund at the rates specified in the New Sub-Advisory Agreement commencing on July 2, 1998. Fees paid by the Investment Adviser under the New Sub-Advisory Agreement will be held in an interest-bearing escrow account pending shareholder approval, which, pursuant to the terms of the order, must be obtained no later than November 30, 1998.

               If the shareholders of the Fund do not approve the Fund's New Sub-Advisory Agreement, the amount held in escrow under the New Sub-Advisory Agreement of the Fund will be returned to the Fund.

               In addition, the Company intends to conform with the provisions of Section 15(f) of the 1940 Act, which provides, in pertinent part, that an investment adviser may receive any amount or benefit in connection with a sale of such investment adviser which results in an assignment of an investment advisory contract if (1) for a period of three years after the time of such event, 75% of the members of the board of directors of the investment company which it advises are not "interested persons" (as defined in the 1940 Act) of the new or old investment adviser; and (2) there is no "unfair burden" imposed on the investment company as a result of the transaction.

The New and the Prior Sub-Advisory Agreements

               The Prior Sub-Advisory Agreement for the Fund was last approved by the Directors on October 1, 1997.

               If the New Sub-Advisory Agreement is approved by shareholders, World will continue to serve as sub-adviser to the Fund. The terms and conditions of the New Sub-Advisory Agreement are identical in all material respects to those of the Prior Sub-Advisory Agreement, with the exception of their effective dates and termination dates and the escrow arrangements described above. The New Sub-Advisory Agreement, if approved by the vote of the holders of a majority of the outstanding shares of the Fund (as defined in the 1940 Act), will continue in effect for a two-year period from July 2, 1998, and thereafter from year to year, subject to approval annually by the Directors of the Company or by the vote of a 1940 Act Majority of the outstanding shares of the Fund, and also, in either event, approval by a majority of the Directors who are not parties to the New Sub-Advisory Agreement or interested persons (as defined in the 1940 Act) of any such party. The New Sub-Advisory Agreement may be terminated, without penalty, on 60 days' written notice by the Directors or by vote of holders of a 1940 Act Majority of the Fund's shares or upon 90 days' written notice by the Investment Adviser or Sub-Adviser. The New Sub-Advisory Agreement will also terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

               Under the New Sub-Advisory Agreement, as under the Prior Sub-Advisory Agreement, the Sub-Adviser will furnish continuing investment supervision to the Fund and will be responsible for the management of the Fund's portfolio. The responsibility for making decisions to buy, sell or hold a particular security will rest with the Sub-Adviser, subject to review by the Directors. The Sub-Adviser will furnish office space, equipment and personnel in connection with the performance of its investment management responsibilities.

               Like the Prior Sub-Advisory Agreement, the New Sub-Advisory Agreement provides that the Sub-Adviser shall have no liability to the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or any loss arising out of any investment or other act or omission in the performance by the Sub-Adviser of its duties under the agreement, except for any liability, loss or damage resulting from willful misfeasance, bad faith or gross negligence on the Sub-Adviser's part or reckless disregard of its duties under the agreement.

Advisory Fee

               The fees under the New Sub-Advisory Agreement are the same as the fees under the Prior Sub-Advisory Agreement for the Fund. Under the New Sub-Advisory Agreement, as under the Prior Sub-Advisory Agreement, the Investment Adviser will pay the Sub-Adviser the monthly fees set forth below.

    Fees on Assets    Fees on Assets Between $10   Fees on Assets Exceeding
   up to $10 Million        and $40 Million               $40 Million
   -----------------        ---------------               -----------
         0.07%                   0.05%                       0.03%


               Shareholders should refer to Exhibit A for the complete terms of the New Sub-Advisory Agreement.

               In the event that shareholders of the Fund do not approve the New Sub-Advisory Agreement for the Fund, the Directors of the Company could seek to obtain for the Fund interim advisory services from the Sub-Adviser or from another advisory organization. Thereafter, the Directors would either negotiate a new investment advisory agreement with an advisory organization selected by the Directors or make other appropriate arrangements, in either event subject to approval by the shareholders of the Fund.

Information Regarding the Sub-Adviser

               The Sub-Adviser is a general partnership with principal offices at 255 E. Brown Street, Birmingham, Michigan 48009. The general partner of the Sub-Adviser is MCM, a Delaware general partnership with principal offices at 480 Pierce Street, Birmingham, Michigan 48009. The general partners of MCM are WAM Holdings, Inc., WAM Holdings II, Inc. Old MCM, Inc. and Munder Group, L.L.C. Old MCM, Inc. and Munder Group, L.L.C. have offices at the same address as MCM. WAM Holdings, Inc. and WAM Holdings II, Inc. have offices at 500 Woodward Avenue, 33rd Floor, Detroit, Michigan 48275-3391 and are wholly-owned subsidiaries of Comerica Bank, a Michigan banking corporation, which, in turn, is a wholly-owned subsidiary of Comerica Incorporated, a publicly-held bank holding company. Employees of MCM may acquire partnership interests in MCM from time to time through Munder Group, L.L.C., which was organized for that purpose. Appendix B to this Proxy Statement sets forth the name, business address and principal occupation of each of the Sub-Adviser's executive officers. In addition to serving as the Fund's sub-adviser, World serves as the investment adviser or sub-adviser to each of the similar investment companies listed in Appendix C to this Proxy Statement. Appendix C also sets forth the size of such investment companies and the rate of the Sub-Adviser's advisory fees charged to such investment companies.

               Banking laws and regulations, including the Glass-Steagall Act as presently interpreted by the Board of Governors of the Federal Reserve System, prohibit a bank holding company registered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing, controlling or distributing the shares of a registered open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from underwriting securities. However, a holding company or affiliate, and banks generally, can act as adviser to an investment company and can purchase shares of an investment company as agent for and upon the order of customers. The Sub-Adviser believes that it may perform the services contemplated by the New Sub-Advisory Agreement without violating these banking laws or regulations. However, future changes in legal requirements relating to the permissible activities of banks and their affiliates, as well as future interpretations of current requirements, could prevent the Sub-Adviser from continuing to perform sub-advisory services for the Fund. If the Sub-Adviser were prohibited from performing sub-advisory services for the Fund, it is expected that the Directors would select another qualified firm. Any new sub-advisory agreement would be subject to shareholder approval.

The Evaluation By the Directors

               The Directors have determined that, by approving the New Sub-Advisory Agreement on behalf of the Fund, the Fund can best assure itself that services currently provided by the Sub-Adviser will continue to be provided without interruption.

               At a meeting held on May 13, 1998, the Directors considered information with respect to whether the New Sub-Advisory Agreement with the Sub-Adviser was in the best interests of the Fund and its shareholders. The Directors considered, among other factors, representations by the Sub-Adviser that the Transaction would not materially affect the sub-advisory operations of the Sub-Adviser or the level or quality of advisory services provided to the Fund; that, subject to Board and shareholder approval, the same personnel at the Sub-Adviser who provide services to the Fund would continue to do so after the Transaction; that the Fund's advisory fees would not change as a result of the Transaction; and that the Fund would not be subjected to any unfair burden as a result of the Transaction. The Directors also considered the terms of the Transaction, and the resulting differences in the ownership and control of the Sub-Adviser. The Directors also considered, as they have in the past, the nature and quality of services expected to be provided by the Sub-Adviser and information regarding fees, expense rates, performance and profitability. In evaluating the Sub-Adviser's ability to provide services to the Fund, the Directors considered information as to the Sub-Adviser's business organization, financial resources and personnel and other matters, including the continuing interests of Comerica Incorporated and Mr. Munder and employees of MCM and the Sub-Adviser.

               Based upon its review, the Directors concluded that the terms of the New Sub-Advisory Agreement with the Sub-Adviser are reasonable, fair and in the best interests of the Fund and its shareholders, and that the fees provided in the New Sub-Advisory Agreement are fair and reasonable in light of the usual and customary charges made by others for services of the same nature and quality. Accordingly, after consideration of the above factors, and such other factors and information as it deemed relevant, the Directors, including all of the Independent Directors, unanimously approved the New Sub-Advisory Agreement and voted to recommend its approval by the Fund's shareholders.

               The Directors unanimously recommend that the shareholders of the Fund vote FOR approval of the New Sub-Advisory Agreement with respect to the Fund.


                              II. OTHER BUSINESS

               Management knows of no other business to be presented at the meeting. If any additional matters should be properly presented, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

Investment Adviser and Administrator

               IFG serves as the investment adviser of the Fund pursuant to an investment advisory agreement between IFG and the Company, on behalf of the Fund, dated February 28, 1997. IFG also serves as the Fund's administrator pursuant to an Administrative Services Agreement dated February 28, 1997. The principal business address of IFG is 7800 E. Union Avenue, Denver, Colorado 80237.

Principal Underwriter

               Pursuant to an underwriting agreement dated September 30, 1997, INVESCO Distributors, Inc. ("IDI"), a wholly-owned subsidiary of IFG, serves as the Fund's distributor. IDI's principal business address is 7800 E. Union Avenue, Denver, Colorado 80237.

Solicitation of Proxies

               The cost of soliciting proxies in the accompanying form, including the fees of a proxy soliciting agent, will be borne by MCM and World, and not the Fund. In addition to solicitation by mail, proxies may be solicited by telephone or telegraph by Directors, Officers, and regular employees and agents of the Company without compensation therefor. In addition, First Data Investor Services Group ("First Data") will be retained to assist in the solicitation of proxies. MCM and World will reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

               As the meeting date approaches, certain shareholders whose votes the Fund has not yet received may receive telephone calls from representatives of First Data requesting that they authorize, by telephonic or electronically transmitted instructions, First Data to execute proxy cards on their behalf. Telephone authorizations will be recorded in accordance with the procedures set forth below. The Adviser believes that these procedures are reasonably designed to ensure that the identity of the shareholder casting the vote is accurately determined and that the voting instructions of the shareholder are accurately determined.

               First Data has received an opinion of Maryland counsel that addresses the validity, under the applicable laws of the State of Maryland, of authorization given orally to execute a proxy. The opinion given by Maryland counsel concludes that a Maryland court would find that there is no Maryland law or public policy against the acceptance of proxies signed by an orally-authorized agent, provided it adheres to the procedures set forth below.

               In all cases where a telephonic proxy is solicited, the First Data representative is required to ask the shareholder for such shareholder's full name, address, social security or employer identification number, title (if the person giving the proxy is authorized to act on behalf of an entity, such as a corporation), and the number of shares owned, and to confirm that the shareholder has received the Proxy Statement in the mail. If the information solicited agrees with the information provided to First Data by the Fund, the First Data representative has the responsibility to explain the process, read the proposals listed on the proxy card, and ask for the shareholder's instructions on the proposal. Although he or she is permitted to answer questions about the process, the First Data representative is not permitted to recommend to the shareholder how to vote, other than to read any recommendation set forth in the Proxy Statement. First Data will record the shareholder's instructions on the card. Within 72 hours, First Data will send the shareholder a letter or mailgram confirming the shareholder's vote and asking the shareholder to call First Data immediately if the shareholder's instructions are not correctly reflected in the confirmation.

               If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone, such shareholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Any proxy given by a shareholder, whether in writing or by telephone, is revocable. A shareholder may revoke the accompanying proxy or a proxy given telephonically at any time prior to its use by filing with the Fund a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the Meeting in person may vote by ballot at the Meeting, thereby canceling any proxy previously given.

Adjournments

               The Directors may seek one or more adjournments of the Meeting to solicit additional shareholders, if necessary, to obtain a quorum for the Meeting, or to obtain the required shareholder vote to approve the Proposal. An adjournment would require the affirmative vote of the holders of a majority of the shares present at the Meeting (or an adjournment thereof) in person or by proxy and entitled to vote. If adjournment is proposed in order to obtain the required shareholder vote on a particular proposal, the persons named as proxies will vote in favor of adjournment those shares which they are entitled to vote in favor of such proposal and will vote against adjournment those shares which they are required to vote against such proposal.

5% Shareholders

               As of the Record Date, the following persons owned beneficially or had the right to vote 5% or more of the outstanding shares of the Fund:

          S&P Index Fund - Class I
          ----------------------------
          INVESCO Trust Co. Cust.              119,931.96              45.81%
          Right Choice Mgd. Care Inc.
          Supp. Exec. Retirement Plan
          1831 Chestnut Street
          St. Louis, MO  63103-2231

          Ronald L. Grooms                      52,684.65              20.13%
          7800 E. Union Avenue #800
          Denver, CO  80237-2715

          David Bockstrom                       32,943.33              12.58%
          12030 Gift Rd.
          Bridgeton, MO  63044-1413

          James V. Johnson                      20,414.52               7.80%
          Evelyn L. Johnson CO-TRS
          Johnson Living Trust
          UA 10/23/96
          4700 Aberfeldy Rd.
          Reno, NV  89509-0943

          S&P Index Fund - Class II
          ----------------------------
          None


Required Vote

               Approval of a new sub-advisory agreement with respect to the Fund, as set forth in Proposal I will require the affirmative vote of the holders of the lesser of either (1) 67% or more of the Fund's shares present at the meeting if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy or (2) more than 50% of the outstanding Fund shares ("1940 Act Majority").

Shareholder Proposals

               The Company is not required to hold annual shareholder meetings, although special meetings may be called from time to time. Shareholder proposals to be presented at any subsequent meeting of shareholders must be received at the office of the Company within a reasonable time before the proxy solicitation is made.

Other Matters

               As of the Record Date, the aggregate ownership of Fund shares held by all the Directors and Officers of the Company, as a group, and the percentage of outstanding shares represented by such amounts, were as follows:

Class I

Total Outstanding Shares:  261,783.74

              Director/Officer         Outstanding Shares         Percentage
              ----------------         ------------------         ----------
          Ronald L. Grooms                  52,684.65                20.13%


Class II

Total Outstanding:  1,595,641.08


              Director/Officer         Outstanding Shares         Percentage
              ----------------         ------------------         ----------
          None


               YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN
                         THE ENCLOSED PROXY PROMPTLY

                                           By Order of the Board of Directors

                                           /s/ Glen A. Payne

                                           Glen A. Payne, Secretary

October 19, 1998

                                  Appendix A

                        FORM OF SUB-ADVISORY AGREEMENT



        AGREEMENT made as of the 2nd day of July, 1998, by and between INVESCO Fund Group, Inc. ("INVESCO"), a Delaware corporation, and World Asset Management, a general partnership organized under the laws of the State of Delaware ("the Sub-Adviser").

                             W I T N E S S E T H:

        WHEREAS, INVESCO SPECIALTY FUND, INC. (the "Company") is engaged in business as a diversified, open end management investment company registered under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Investment Company Act") and has one class of shares (the "Shares"), which is divided into series, each representing an interest in a separate portfolio of investments, with one such series being designated the INVESCO S&P 500 Index Fund (the "Fund"); and

        WHEREAS, INVESCO and the Sub-Adviser are engaged in rendering investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and

        WHEREAS, INVESCO has entered into an Investment Advisory Agreement with the Company (the "INVESCO Investment Advisory Agreement"), pursuant to which INVESCO is required to provide investment advisory services to the Company, and, upon receipt of written approval of the Company, is authorized to retain other parties to provide such services; and

        WHEREAS, the Sub-Adviser is willing to provide investment advisory services to the Company on the terms and conditions hereinafter set forth;

        NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, INVESCO and the Sub-Adviser hereby agree as follows:

                                  ARTICLE I

                          DUTIES OF THE SUB-ADVISER

        INVESCO hereby employs the Sub-Adviser to act as investment adviser to the Company and to furnish the investment advisory services described below, subject to the broad supervision of INVESCO and the Board of Directors of the Company (the "Directors"), for the period and on the terms and conditions set forth in this Agreement. The Sub-Adviser hereby accepts such assignment and agrees during such period, at its own expense, to render such services and to assume the obligations herein set forth for the compensation provided for herein. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and, unless otherwise expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

        The Sub-Adviser hereby agrees to manage the investment operations of the Fund, subject to the supervision of the Directors of the Company and INVESCO. Specifically, the Sub-Adviser agrees to perform the following services:

        (a) to manage the investment and reinvestment of all the assets, now or hereafter acquired, of the Fund, to execute all purchases and sales of portfolio securities and to vote all proxies of portfolio securities;

        (b) to maintain a continuous investment program for the Fund, consistent with (i) the Fund's investment policies as set forth in the Company's Articles of Incorporation, Bylaws, and Registration Statement, as from time to time amended, under the Investment Company Act of 1940, as amended (the "1940 Act"), and in any prospectus and/or statement of additional information of the Fund, as from time to time amended and in use under the Securities Act of 1933, as amended, and (ii) the Company's status as a regulated investment company under the Internal Revenue Code of 1986, as amended;

        (c) to determine what securities are to be purchased or sold for the Fund, unless otherwise directed by the Directors of the Company or INVESCO, and to execute transactions accordingly;

        (d) to provide to the Fund the benefit of all of the investment analysis and research, the reviews of current economic conditions and trends, and the consideration of long range investment policy now or hereafter generally available to investment advisory customers of the Sub-Adviser;

        (e) to determine what portion of the Fund should be invested in the various types of securities authorized for purchase by the Fund; and

        (f) to make recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to the Fund's portfolio securities shall be exercised.

        With respect to execution of transactions for the Fund, the Sub-Adviser is authorized to employ such brokers or dealers as may, in the Sub-Adviser's best judgment, implement the policy of the Fund to obtain prompt and reliable execution at the most favorable price obtainable. In assigning an execution or negotiating the commission to be paid therefor, the Sub-Adviser is authorized to consider the full range and quality of a broker's services which benefit the Fund, including but not limited to research and analytical capabilities, reliability of performance, and financial soundness and responsibility. Research services prepared and furnished by brokers through which the Sub-Adviser effects securities transactions on behalf of the Fund may be used by the Sub-Adviser in servicing all of its accounts, and not all such services may be used by the Sub-Adviser in connection with the Fund. In the selection of a broker or dealer for execution of any negotiated transaction, the Sub-Adviser shall have no duty or obligation to seek advance competitive bidding for the most favorable negotiated commission rate for such transaction, or to select any broker solely on the basis of its purported or "posted" commission rate for such transaction, provided, however, that the Sub-Adviser shall consider such "posted" commission rates, if any, together with any other information available at the time as to the level of commissions known to be charged on comparable transactions by other qualified brokerage firms, as well as all other relevant factors and circumstances, including the size of any contemporaneous market in such securities, the importance to the Fund of speed, efficiency, and confidentiality of execution, the execution capabilities required by the circumstances of the particular transactions, and the apparent knowledge or familiarity with sources from or to whom such securities may be purchased or sold. Where the commission rate reflects services, reliability and other relevant factors in addition to the cost of execution, the Sub-Adviser shall have the burden of demonstrating that such expenditures were bona fide and for the benefit of the Fund.

        The Sub-Adviser may recommend transactions in which it has directly or indirectly a material interest, in unregulated collective investment schemes including any operated or advised by the Sub-Adviser or in margined transactions. Advice on investments may extend to investments not traded or exchanges recognized or designated by the Securities and Investments Board.

        Both parties acknowledge that the advice given under this Agreement may involve liabilities in one currency matched by assets in another currency and that accordingly movements in rates of exchange may have a separate effect, unfavorable as well as favorable on the gain or loss experienced on an investment.

        In carrying out its duties hereunder, the Sub-Adviser shall comply with all instructions of INVESCO in connection therewith such instructions may be given by letter, telex, telephone or facsimile by any Director or Officer of INVESCO or by any other person authorized by INVESCO.

        Any instructions which appear to conflict with the terms of this Agreement may be confirmed by the Sub-Adviser with INVESCO prior to execution.

                                  ARTICLE II

                      ALLOCATION OF CHARGES AND EXPENSES

        The Sub-Adviser assumes and shall pay for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall, at its own expense, provide the office space, equipment and facilities necessary to perform its obligations under this Agreement. Except to the extent expressly assumed by the Sub-Adviser herein and except to the extent required by law to be paid by the Sub-Adviser, INVESCO and/or the Company shall pay all costs and expenses in connection with the operations of the Fund.

                                 ARTICLE III

                       COMPENSATION OF THE SUB-ADVISER

        For the services rendered, facilities furnished, and expenses assumed by the Sub-Adviser, INVESCO shall pay to the Sub-Adviser a fee, computed daily and paid as of the last day of each month, using for each daily calculation the most recently determined net asset value of the Fund, as determined by a valuation made in accordance with the Fund's procedures for calculating its net asset value as described in the Fund's Prospectus and/or Statement of Additional Information. The advisory fee to the Sub-Adviser with respect to the Fund shall be computed at the annual rate of 0.07% of the Fund's daily net assets up to $10 million; 0.05% of the Fund's daily net assets in excess of $10 million but not more than $50 million; and 0.03% of the Fund's daily net assets in excess of $$50 million. During any period when the determination of the Fund's net asset value is suspended by the Directors of the Company, the net asset value of a share of the Fund as of the last business day prior to such suspension shall, for the purpose of this Article III, be deemed to be the net asset value at the close of each succeeding business day until it is again determined. However, no such fee shall be paid to the Sub-Adviser with respect to any assets of the Fund which may be invested in any other investment company for which the Sub-Adviser serves as investment adviser or sub-adviser. The fee provided for hereunder shall be prorated in any month in which this Agreement is not in effect for the entire month. The Sub-Adviser shall be entitled to receive fees hereunder only for such periods as the INVESCO Investment Advisory Agreement remains in effect.


                                  ARTICLE IV

                        ACTIVITIES OF THE SUB-ADVISER

        The services of the Sub-Adviser to the Fund are not to be deemed to be exclusive, the Sub-Adviser and any person controlled by or under common control with the Sub-Adviser (for purposes of this Article IV referred to as "affiliates") being free to render services to others. It is understood that DirectorsO officers, employees and shareholders of the Fund are or may become interested in the Sub-Adviser and its affiliates, as Directors, Officers, employees and shareholders or otherwise and that Directors, Officers, employees and shareholders of the Sub-Adviser, INVESCO and their affiliates are or may become interested in the Company as Directors, Officers and employees.

                                  ARTICLE V

   AVOIDANCE OF INCONSISTENT POSITIONS AND COMPLIANCE WITH APPLICABLE
                                     LAWS

        In connection with purchases or sales of securities for the investment portfolios of the Fund, neither the Sub-Adviser nor any of its Directors, Officers or employees will act as a principal or agent for any party other than the Fund or receive any commissions. The Sub-Adviser will comply with all applicable laws in acting hereunder including, without limitation, the 1940 Act; the Investment Advisers Act of 1940, as amended; and all rules and regulations duly promulgated under the foregoing.

                                  ARTICLE VI

                  DURATION AND TERMINATION OF THIS AGREEMENT

        This Agreement shall become effective as of the date it is approved by a majority of the outstanding voting securities of the Fund. Thereafter, this Agreement shall remain in force for an initial term of two years from the date of execution, and from year to year thereafter until its termination in accordance with this Article VI, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Fund, and (ii) a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

        This Agreement may be terminated at any time, without the payment of any penalty, by INVESCO, the Fund by vote of the Directors of the Company, or by vote of a majority of the outstanding voting securities of the Fund, or by the Sub-Adviser. A termination by INVESCO or the Sub-Adviser shall require sixty days' written notice to the other party and to the Company, and a termination by the Company shall require such notice to each of the parties. This Agreement shall automatically terminate in the event of its assignment to the extent required by the Investment Company Act of 1940 and the Rules thereunder.

        The Sub-Adviser agrees to furnish to the Directors of the Company such information on an annual basis as may reasonably be necessary to evaluate the terms of this Agreement.

        Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in Article III hereof earned prior to such termination.

                                 ARTICLE VII

                                  LIABILITY

        The Sub-Adviser agrees to use its best efforts and judgement and due care in carrying out its duties under this Agreement provided however that the Sub-Adviser shall not be liable to INVESCO for any loss suffered by INVESCO or the Fund advised in connection with the subject matter of this Agreement unless such loss arises from the willful misfeasance, bad faith or negligence in the performance of the Sub-Adviser's duties and subject and without prejudice to the foregoing. INVESCO hereby undertakes to indemnify and to keep indemnified the Sub-Adviser from and against any and all liabilities, obligations, losses, damages, suits and expenses which may be incurred by or asserted against the Sub-Adviser for which it is responsible pursuant to Article I hereof provided always that the Sub-Adviser shall send to INVESCO as soon as possible all claims, letters, summonses, writs or documents which it receives from third parties and provide whatever information and assistance INVESCO may require and no liability of any sort shall be admitted and no undertaking shall be given nor shall any offer, promise or payment be made or legal expenses incurred by the Sub-Adviser without written consent of INVESCO who shall be entitled if it so desires to take over and conduct in the name of the Sub-Adviser the defense of any action or to prosecute any claim for indemnity or damages or otherwise against any third party.

                                 ARTICLE VIII

                         AMENDMENTS OF THIS AGREEMENT

        No provision of this Agreement may be orally changed or discharged, but may only be modified by an instrument in writing signed by the Sub-Adviser and INVESCO. In addition, no amendment to this Agreement shall be effective unless approved by (1) the vote of a majority of the Directors of the Company, including a majority of the Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such amendment and (2) the vote of a majority of the outstanding voting securities of the Fund (other than an amendment which can be effective without shareholder approval under applicable law).

                                  ARTICLE IX

                         DEFINITIONS OF CERTAIN TERMS

        In interpreting the provisions of this Agreement, the terms "vote of a majority of the outstanding voting securities," "assignments," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                  ARTICLE X

                                GOVERNING LAW

        This Agreement shall be construed in accordance with the laws of the State of Colorado and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of Colorado, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

                                  ARTICLE XI

                                MISCELLANEOUS

        Advice. Any recommendation or advice given by the Sub-Adviser to INVESCO hereunder shall be given in writing or by mail, telex, telefacsimile or by telephone, such telephone advice to be confirmed by mail, telex, telefacsimile or in writing to such place as INVESCO shall from time to time require; further the Sub-Adviser shall be free to telephone INVESCO as it sees fit in the performance of its duties.


        Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

        Severability. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held illegal or made invalid by a court decision, statute, rule or otherwise, such illegality or invalidity shall not affect the validity or enforceability of the remainder of this Agreement.

        Headings. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the size, extent or intent of this Agreement or any provision hereof.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                      INVESCO FUND GROUP, INC.

ATTEST:
                                      By:
                                         ---------------------


                                      WORLD ASSET MANAGEMENT

ATTEST:

                                      By:
                                         ---------------------


                                  Appendix B

                 Executive Officers of World Asset Management


       Name                                           Position
       ----                                           --------
Paul Tobias                                      Chief Executive Officer
Gerald Seizert                                   Chief Executive Officer
Steven Albrecht                                  Chief Operating Officer
Terry Gardner                                    Chief Financial Officer
Todd Johnson                                     Chief Investment Officer
Lisa Rosen                                       General Counsel


                                  Appendix C

                 Other Similar Investment Companies For Which
                    World Serves As Adviser or Sub-Adviser


Investment Company           Net Assets as of September 30, 1998        Advisory Fee Rate
------------------           ------------------------------------       -----------------

SEI Index Fund - S&P                   $1,660,000,000                           0.03%
500 Index Portfolio

Munder Institutional                       56,952,023                           0.07%
S&P 500 Index Equity
Fund

Munder Index 500                          770,212,741                           0.07%
Fund

[ PROXY CARD, FRONT ]

                         INVESCO S&P 500 INDEX FUND

         Please fold and detach card at perforation before mailing

                        INVESCO S & P 500 INDEX FUND
                PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Fred A. Deering, Mark H. Williamson and Glen
A. Payne, and each of them, proxy for the undersigned, with the power of substitution, to vote with the same force and effect as the undersigned at the Special Meeting of Shareholders of the INVESCO S&P 500 Index Fund (the "Fund"), to be held at 7800 East Union Avenue, Denver, Colorado 80237 on November 20, 1998 at 10:00 a.m. (Mountain Time) and at any adjournment thereof, upon the matters set forth on the reverse side, all in accordance with and as more fully described in the Notice of Annual Meeting and Proxy Statement, dated October 19, 1998, receipt of which is hereby acknowledged.

                             TO BE SURE YOU ARE REPRESENTED, PLEASE
                                SIGN, DATE AND RETURN PROMPTLY.

                         Dated: ______________ , 1998

                         _______________________________________
                                      Signature(s)

                         Please sign exactly as name appears hereon.
                         If stock is held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should so indicate. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

                                                                      INVESCO

[ PROXY CARD, BACK ]

         Please fold and detach card at perforation before mailing

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS,
                       WHICH RECOMMENDS A VOTE "FOR":

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1.

            Please vote by filling in the appropriate box below.

                                                     FOR    AGAINST   ABSTAIN
1.   Proposal to approve or disapprove a new         / /      / /       / /
     sub-advisory agreement between INVESCO Funds
     Group, Inc. on behalf of the Fund, and World
     Asset Management on substantially the same terms as the prior sub-advisory agreement for the Fund.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

      PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY IN THE ACCOMPANYING
                        ENVELOPE AS SOON AS POSSIBLE.
                                 THANK YOU.

                                                                      INVESCO